Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.9675
Fax: +1 510.777.7001	E: cameron.morrow@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports Second Quarter 2011 Financial Results

Oakland, CA — July 20, 2011 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global pioneer in FTTx network access solutions, today reported its financial results for the second quarter ended June 30, 2011.

Revenue for the second quarter of 2011 was $31.3 million compared to $29.6 million for the first quarter of 2011 and $33.3 million for the second quarter of 2010. Net loss for the second quarter of 2011, calculated in accordance with generally accepted accounting principles (“GAAP”), was $1.9 million or $0.06 per share compared with a net loss of $2.4 million or $0.08 per share for the first quarter of 2011 and a net loss of $2.0 million or $0.07 per share for the second quarter of 2010. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $1.1 million for the second quarter of 2011, compared to an adjusted EBITDA loss of $1.8 million for the first quarter of 2011 and an adjusted EBITDA loss of $0.8 million for the second quarter of 2010.

“Quarterly revenue grew by 6% sequentially keeping us on track to achieve our financial goals for the year,” stated Mory Ejabat, Zhone’s chief executive officer. “We are encouraged by the increasing demand for our innovative products that provide carriers with an easy and cost effective migration to next generation technologies.”

Cash, cash equivalents and short-term investments at June 30, 2011 was $19.3 million compared to $21.2 million at December 31, 2010. Cash net of debt obligations at June 30, 2011 was $9.3 million compared to $11.2 million at December 31, 2010.

Zhone will conduct a conference call and audio webcast today, July 20, 2011, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its second quarter 2011 results. This call is open to the public by dialing +1 (888) 396-2384 for U.S. callers and +1 (617) 847-8711 for international callers and then entering passcode 55899689. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 94894426. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related

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industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2010 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

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ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

		Three Months Ended		Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010
Net revenue	$31,294	$29,572	$33,255	$60,866	$64,337
Cost of revenue	20,217	18,983	21,234	39,200	40,944
Stock-based compensation	11	10	16	21	71

Gross profit	11,066	10,579	12,005	21,645	23,322

Operating expenses:
Research and product development (1)	5,449	5,516	5,198	10,965	10,475
Sales and marketing (1)	5,399	5,494	6,076	10,893	11,856
General and administrative (1)	2,093	2,071	2,315	4,164	5,577

Total operating expenses	12,941	13,081	13,589	26,022	27,908

Operating income (loss)	(1,875)	(2,502)	(1,584)	(4,377)	(4,586)
Other expense, net	(14)	9	(407)	(5)	(723)

Income (loss) before income taxes	(1,889)	(2,493)	(1,991)	(4,382)	(5,309)
Income tax provision (benefit)	7	(53)	11	(46)	(103)

Net income (loss)	$(1,896)	$(2,440)	$(2,002)	$(4,336)	$(5,206)

Weighted average shares outstanding
Basic	30,644	30,591	30,343	30,618	30,313
Diluted	30,644	30,591	30,343	30,618	30,313

Earnings per common share net income (loss)
Basic	$(0.06)	$(0.08)	$(0.07)	$(0.14)	$(0.17)
Diluted	$(0.06)	$(0.08)	$(0.07)	$(0.14)	$(0.17)

(1) Amounts include stock-based compensation costs as follows:
Research and product development	53	47	86	100	250
Sales and marketing	53	52	67	105	310
General and administrative	175	122	164	297	1,185

	281	221	317	502	1,745

GAAP net income (loss)	$(1,896)	$(2,440)	$(2,002)	$(4,336)	$(5,206)
Stock-based compensation	292	231	333	523	1,816
Interest expense	28	49	404	77	726
Income taxes	7	(53)	11	(46)	(103)
Depreciation	443	453	435	896	881

Non-GAAP adjusted EBITDA profit (loss)	$(1,126)	$(1,760)	$(819)	$(2,886)	$(1,886)

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ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$19,348	$21,174
Accounts receivable	26,828	29,747
Inventories	27,652	31,048
Prepaid expenses and other current assets	2,708	2,514

Total current assets	76,536	84,483
Property and equipment, net	5,158	5,274
Restricted cash	58	58
Other assets	172	296

Total assets	$81,924	$90,111

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,038	$11,864
Line of credit	10,000	10,000
Accrued and other liabilities	11,790	13,217

Total current liabilities	31,828	35,081
Other long-term liabilities	4,436	5,615

Total liabilities	36,264	40,696

Stockholders’ equity:
Common stock	31	30
Additional paid-in capital	1,070,100	1,069,513
Other stockholders’ equity	270	277
Accumulated deficit	(1,024,741)	(1,020,405)

Total stockholders’ equity	45,660	49,415

Total liabilities and stockholders' equity	$81,924	$90,111

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